                                                                    EXHIBIT 99.1
FOR IMMEDIATE RELEASE

Hudson Valley Holding Corp.                           CONTACT
21 Scarsdale Road                                     Stephen R. Brown
Yonkers, NY 10707                                     Sr. EVP, CFO and Treasurer
                                                      (914) 771-3212 (Earnings)

                                                      Wendy Croker
                                                      VP, Shareholder Relations
                                                      (914) 771-3214 (Dividend)

                           HUDSON VALLEY HOLDING CORP.
                      REPORTS RECORD FIRST QUARTER EARNINGS
                  AND ANNOUNCES 4.25% INCREASE IN CASH DIVIDEND

      YONKERS, NY, April 25, 2006 ...James J. Landy, President and Chief Executive Officer, Hudson Valley Holding Corp., announces earnings for the first three months of 2006. Earnings for the three month period were $7.7 million, compared to $7.3 million for the same period in 2005, an increase of 5.0%. Diluted earnings per share were $0.92 compared to $0.89 for the same period last year. Mr. Landy emphasized that this significant growth in earnings was the result of strong loan demand, continued deposit growth and an increase in investment management services. In addition, Mr. Landy announced that, as of March 31, 2006, assets totaled $2.2 billion, deposits totaled $1.5 billion, and net loans totaled $1.1 billion.

      Further, William E. Griffin, Chairman of the Board, noting the continued excellent performance of the Company, announced that the Board of Directors has declared a cash dividend of $0.49 per share payable to all shareholders of record as of the close of business May 5, 2006. The dividend will be distributed to shareholders on or about May 12, 2006. This quarterly dividend represents an increase of 4.25% from the previous quarterly dividend of $0.47 per share.

      Hudson Valley Holding Corp. (HUVL), headquartered in Yonkers, NY, is the parent company of two independently owned local banks, Hudson Valley Bank (HVB) and NYNB Bank (NYNB). Hudson Valley Bank is a Westchester based bank with $2 billion in assets, serving the metropolitan area with 21 branches located in Westchester, the Bronx, Manhattan and Queens. HVB specializes in providing a full range of financial services to businesses, professional services firms, not-for-profit organizations and individuals; and provides investment management services through a subsidiary, A. R. Schmeidler & Co., Inc. NYNB Bank is a Bronx based bank with $130 million in assets serving the local communities of the South Bronx, Upper Manhattan and Roosevelt Island with five branches. NYNB provides a full range of financial services to individuals, small businesses and not-for-profit organizations in its local markets. Hudson Valley Holding Corp.'s stock is traded under the ticker symbol "HUVL" on the OTC Bulletin Board. Additional information on Hudson Valley Bank and

NYNB Bank can be obtained on their respective web-sites at www.hudsonvalleybank.com and www.nynb.com.

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This press release contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements refer to future events or our future financial performance. We have attempted to identify forward-looking statements by terminology including "anticipates," "believes," "can," "continue," "could," "estimates," "expects," "intends," "may," "plans," "potential," "predicts," "should" or "will" or the negative of these terms or other comparable terminology. These statements are only predictions and involve known and unknown risks, uncertainties and other factors that may cause our or the banking industry's actual results, level of activity, performance or achievements to be materially different from any future results, level of activity, performance or achievements expressed or implied by these forward-looking statements. Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include, but are not limited to, material adverse changes in the Company's operations or earnings, or a decline in the economy in the New York Metropolitan area. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements.

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